UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2022

Renovacor, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39271	83-3169838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8142
Greenwich, Connecticut	06836
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 424-2650

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock $0.0001 par value per share	RCOR	NYSE American LLC
Warrants to purchase one share of common stock at an exercise price of $11.50	RCOR.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, Renovacor, Inc. (the “Company”) announced the appointment of Frederick Driscoll as the Company’s Chief Financial Officer, effective as of March 28, 2022 (the “Appointment Date”). In connection with his appointment, Mr. Driscoll will serve as the Company’s principal financial officer and principal accounting officer.

In connection with Mr. Driscoll’s appointment, Wendy DiCicco, the Company’s Interim Chief Financial Officer and principal financial officer and principal accounting officer, will cease to serve in such roles, effective as of the Appointment Date. Ms. DiCicco will continue to serve as a consultant to the Company pursuant to the consulting agreement by and between the Company and Danforth Advisors, LLC, dated September 27, 2019.

Mr. Driscoll, age 71, served as the Chief Financial Officer of Flexion Therapeutics, Inc. from May 2021 to November 2021. He served in the same capacity from 2013 to 2017, during which time he led Flexion’s initial public offering in 2014. Prior to joining Flexion, he served as Chief Financial Officer at Novavax, Inc. (NASDAQ: NVAX) from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as Chief Executive Officer of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company later acquired by GlaxoSmithKline. Prior to that time, he was the Chief Financial Officer from 2007 to 2008. From 2000 to 2006, Mr. Driscoll served as Chief Executive Officer at OXiGENE, Inc., where he also served as Chairman of the Board and Audit Committee Chair. He was also a member of the Audit Committee for Cynapsus Therapeutics, Inc., which was sold to Sunovion Pharmaceuticals in 2016. He has been a member of the board of directors of Cellectar Biosciences, Inc. (NASDAQ: CLRB) since April 2017, MEI Pharma, Inc. (NASDAQ: MEIP) since February 2018 and Cue Biopharma, Inc. (NASDAQ: CUE) since June 2018. Mr. Driscoll earned a B.S. in accounting and finance from Bentley University.

No family relationship exists between Mr. Driscoll and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Driscoll and any other person pursuant to which Mr. Driscoll was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Driscoll had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

On March 3, 2022, Mr. Driscoll entered into an employment agreement with the Company (the “Employment Agreement”), which became effective on the Appointment Date. Pursuant to the Employment Agreement, Mr. Driscoll will be paid (i) a base annual salary of $405,000 (the “Base Salary”), (ii) an annual bonus targeted at 40% of such base salary, and (iii) an initial equity award consisting of options to purchase 155,325 shares of Common Stock under the Company’s 2021 Omnibus Incentive Plan. The options will be granted on the Appointment Date with an exercise price equal to the closing price per share of Common Stock on the NYSE American (the “NYSE American”) on the Appointment Date, a 4-year vesting schedule, and other terms consistent with the standard terms applicable to Company awards of options.

Under the Employment Agreement, in the event of termination of Mr. Driscoll’s employment with the Company for any or no reason, Mr. Driscoll is entitled to the Base Salary for the final payroll period of his employment, through the date his employment terminates, including any accrued but unused vacation time, and any reimbursement for business expenses incurred by but not yet paid to Mr. Driscoll as of the date his employment terminates (collectively, the “Final Compensation”).

In the event Mr. Driscoll’s employment is terminated either by the Company without Cause (as defined in the Employment Agreement) outside of a 24-month period following a Change in Control (as defined in the Employment Agreement) (such 24-month period, a “Protected Period”), in addition to the Final Compensation, Mr. Driscoll is entitled to (i) the Base Salary for a period of 12 months following the date of termination (the “Severance Payments”); (ii) a cash bonus for the year of termination equal to the target bonus for the year, prorated based on the number of days in the year through the termination date (the “Pro-Rated Bonus”); and (iii) a cash lump-sum payment equal to 12 times the amount of one month of COBRA premiums based on the terms of Company’s group health plan and Mr. Driscoll’s coverage under such plan as of the termination date (the “COBRA Payment”).

In the event Mr. Driscoll’s employment is terminated either by the Company without Cause or by him for Good Reason (as defined in the Employment Agreement) during a Protected Period, in addition to the Final Compensation, Mr. Driscoll is entitled to the amounts provided in the immediately preceding paragraph, except that (i) the Severance Payments shall be based on 18 months of Base Salary and shall be payable in a single cash payment, and (ii) the COBRA Payment shall be based on 18 months of COBRA premiums.

Any obligation of the Company to provide Mr. Driscoll the Severance Payments and the COBRA Payment is subject to his execution and nonrevocation of a release of claims in the Company’s favor and his continued compliance with certain restrictive covenants.

In addition, pursuant to the Company’s standard form of indemnification agreement Mr. Driscoll will enter into in connection with his employment as Chief Financial Officer, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.10 to the Company’s Current Report on 8-K (File No. 001-39271) on September 9, 2021, the Company may be required, among other things, to indemnify Mr. Driscoll for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement, by and between the Company and Frederick Driscoll, dated as of March 3, 2022 and effective as of March 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVACOR, INC.

Date: March 28, 2022	By:	/s/ Magdalene Cook, M.D.
Name: Magdalene Cook, M.D.
Title: President, Chief Executive Officer and Director